Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Agreement is made this          day of                         , 2013, between Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), and                            (“Agent”).

RECITALS

1.                                      The Agent is serving as a director, officer, employee or other agent of the Company or, at the request of the Company, another corporation or enterprise, and the Company desires the Agent to continue to serve in this capacity.

2.                                      The Company and the Agent recognize that qualified persons are often reluctant to serve corporations as directors, officers, employees or agents of such corporations or, at the request of such corporations, other corporations or enterprises, unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation.

3.                                      The Company’s board of directors has determined that the inability to attract and retain qualified persons would be detrimental to the best interests of the Company’s shareholders and that the Company should act to assure these persons that there will be increased certainty of adequate protection in the future.

4.                                      The Company has adopted bylaws (the “Bylaws”) providing for indemnification of the directors, officers, employees and other agents of the Company, including persons serving at the request of the Company in these capacities with other corporations or enterprises, in accord with the Delaware General Corporation Law, and any successor statute or code (the “DGCL”).

5.                                      The bylaws, and the DGCL, by their non-exclusive nature, permit contracts between the Company and its directors, officers, employees and other agents with respect to indemnification.

6.                                      To induce the Agent to continue to serve as a director, officer, employee or other agent of the Company or, at the request of the Company, other corporations or enterprises, the Company has determined it to be in its best interest to enter into this Agreement to indemnify the Agent to the fullest extent permitted by law.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent agree as follows:

ARTICLE 1
AGREEMENT TO SERVE

Agent will serve at the will of the Company as a director, officer, employee or other agent of the Company or, at the request of the Company, other corporations or enterprises, faithfully and to the best of her or his ability so long as she or he is duly elected and qualified unless she or he is removed or terminated in accordance with applicable law or until such time as she or he tenders her or his resignation in writing.

ARTICLE 2
INDEMNIFICATION

2.1                               Indemnity of Agent.  In consideration of the Agent’s service to the Company, the Company hereby agrees to hold harmless and indemnify Agent to the full extent authorized or permitted by the provisions of the Bylaws and the DGCL, as same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the Bylaws or the DGCL permitted before adoption of such amendment).

2.2                               Additional Indemnity.  Subject only to the exclusions set forth in Paragraph 2.3, the Company hereby further agrees to hold harmless and indemnify Agent against:

(a)                                 any and all expenses (including attorneys’ fees), fees, damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by Agent in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or on behalf of the Company) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise; and

(b)                                 otherwise to the fullest extent as may be provided to Agent by the Company under the non-exclusivity provisions of the DGCL and the Bylaws.

2.3                               Limitations on Additional Indemnity.  No indemnity pursuant to Paragraph 2.2 may be paid by the Company:

(a)                                 if indemnity is not lawful (and, in this respect, both the Company and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication);

(b)                                 if judgment is rendered against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law;

(c)                                  if Agent’s conduct is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful or intentional misconduct;

(d)                                 if Agent’s conduct is established by a final judgment as constituting a breach of Agent’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Agent was not legally entitled;

(e)                                  for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement; or

(f)                                   in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, or (ii) the proceeding was authorized by the Board of Directors of the Company.

2.4                               Contribution.  If the indemnification provided in Paragraphs 2.1 and 2.2 is unavailable and may not be paid to Agent for any reason other than those set forth in Paragraph 2.3, then in respect to any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Agent (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Agent in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by Agent on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Agent on the other hand in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of Agent on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.  The Company agrees that it would not be just and equitable if contribution pursuant to this Paragraph 2.4 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

2.5                               Continuation of Obligations.

(a)                                 All agreements and obligations of the Company contained herein shall continue during the period Agent is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Agent was serving in any capacity referred to herein.

(b)                                 If Agent is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify Agent’s estate and her or his spouse, heirs, administrators and executors against, and the Company shall, and does hereby agree to, assume any and all expenses (including attorneys’ fees), penalties and fines actually and reasonably incurred by or for Agent or her or his estate, in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding.  Further, when requested in writing by the spouse of Agent, and/or the heirs, executors or administrators of Agent’s estate, the Company shall provide appropriate evidence of the Company’s agreement set out herein, to indemnify Agent against and to itself assume such costs, liabilities and expenses.

2.6                               Notification and Defense of Claim.  Not later than 30 days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent must, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof.  Agent’s omission so to notify the Company will relieve the Company from any liability that it may have to her or him under this Agreement.  However, such omission will not relieve the Company from any obligation it may have to Agent other than under this Agreement.

With respect to any such action, suit or proceeding as to which Agent notifies the Company of the commencement thereof:

(a)                                 The Company may participate therein at its own expense;

(b)                                 Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel reasonably satisfactory to Agent.  After notice from the Company to Agent of the Company’s election to assume the defense as provided above, the Company will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below.  Agent may employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Company, (ii) Agent shall have reasonably concluded that there may be a conflict of interest between the Company and Agent in conducting the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.  The Company may not assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Agent shall have made the conclusion provided for in (ii) above; and

(c)                                  The Company shall not be required to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company may not settle any action or claim in any manner that would impose any penalty or limitation on Agent without her or his written consent.  Neither the Company nor Agent will unreasonably withhold its consent to any proposed settlement.

2.7                               Advancement and Repayment of Expenses.

(a)                                 If Agent employs her or his own counsel pursuant to Paragraph 2.6(b)(i) through (iii) above, the Company shall advance to Agent any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, within ten (10) days after receiving from Agent copies of invoices for such expenses and prior to any final disposition of any such action, suit or proceeding.

(b)                                 Agent agrees that she or he will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Agent if and only to the extent it shall be ultimately determined that Agent is not entitled, under the provisions of the DGCL, the Bylaws, this Agreement or otherwise, to be indemnified by the Company for such expenses.

2.8                               Enforcement.

(a)                                 Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor.  Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting her or his claim.  It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 2.7, provided that the required undertaking has been tendered to the Company) that Agent is not entitled to indemnification because of the limitations set forth in Section 2.3.  Neither the failure of the Company (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its shareholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

(b)                                 The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby to induce Agent to serve as a director, officer, employee or other agent of the Company or, at the request of the Company, other corporations or enterprises, and acknowledges that she or he is relying upon this Agreement in serving in such capacity.

(c)                                  If Agent is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Agent for all of her or his reasonable fees and expenses in bringing and pursuing such action.

2.9                               Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights

2.10                        Non-Exclusivity of Rights.  The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation (as amended) or Bylaws (as amended), agreement, vote of shareholders or directors, or otherwise, both as to action in her or his official capacity and as to action in another capacity while holding office.

ARTICLE 3
MISCELLANEOUS PROVISIONS

3.1                               Separability.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions.

3.2                               Binding Effect.  This Agreement shall be binding upon Agent and upon the Company, its successors and assigns, and shall inure to the benefit of Agent, her or his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

3.3                               Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

3.4                               Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

3.5                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall together constitute a single instrument.

3.6                               Headings.  The headings of paragraphs in this Agreement are for convenience only and shall not be deemed to constitute part of this Agreement or affect the construction thereof.

3.7                               Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)                                 if to Agent, at the address indicated on the signature page hereof; and

(b)                                 if to the Company, to:

Applied Optoelectronics, Inc.
13115 Jess Pirtle Blvd.
Sugar Land, Texas 77478
Attn:  President
Facsimile:  (281) 966-6988

or to such other address as may have been furnished to Agent by the Company as provided in this paragraph.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

APPLIED OPTOELECTRONICS, INC.

By:
Name:
Title:

APPLIED OPTOELECTRONICS, INC.

By:
Name:
Title:

AGENT:

By:
Name:
Title:

Address: